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                                                                  EXHIBIT 10.19
                           COMMERCIAL LEASE AGREEMENT

The undersigned CALDERA SYSTEMS, INC., (hereinafter called "Tenant") has on this 1st day of September, 1998, leased from Caldera, Inc. (hereinafter called "Caldera") the premises located at 240 West Center Street, in the City of Orem, County of Utah, State of Utah, beginning on the 1st day of September, 1998, and terminating on the 31st day of August, 2000. This is a TWENTY-FOUR (24) month Lease Agreement.

                      THE PARTIES FURTHER AGREE AS FOLLOWS:

BASE RENT The monthly base rent for said premises Tenant agrees to pay is A PORTION OF THE ENTIRE ESNET LEASE BASED ON SQUARE FOOTAGE TO BE DETERMINED MONTHLY paid upon receipt of monthly invoice from Caldera. The rate shall increase based on the same terms outlined in the EsNet lease agreement with Caldera Inc.

PAYMENT SCHEDULE Tenant agrees that the total rent is due and payable to Caldera on receipt of monthly invoice from Caldera.

INDEMNIFICATION Tenant accepts the premises in its present condition. Caldera shall not be liable for any damage or injury to Tenant, or any other person, or to any property, occurring on the premises, or any part thereof, or in common areas thereof, for any act of neglect of employees or other tenants of said building, or for any reason from whatsoever cause in and about said premises, except as provided by law.

DUTIES, CARE, AND RESPONSIBILITY OF TENANT The Tenant shall take good care of the property and shall not alter or decorate property in any way without prior written consent from Caldera. Tenant shall not allow accumulation of refuse or waste matter on or about the premises. Tenant shall not allow the demise or destruction of lawn and landscaping. Tenant shall maintain the premises, including floor coverings, draperies, and patio in good order and in a clean and sanitary condition. Tenant agrees to reimburse Caldera for any damages caused by Tenant's neglect or misuse.

DUTIES, CARE, AND RESPONSIBILITY OF CALDERA The building owner and Caldera agree, at their expense, to maintain any furnishings provided by them in a safe and operable condition, unless caused by misuse or neglect of Tenant.

USE Tenant agrees that the premises are to be used and occupied by Tenant and Tenant's employees as a commercial office space and for IT Training, and for no other purpose.

OPERATING EXPENSES In addition to the Base Rent above, Tenant agrees to pay PROPORTIONATE PORTIONS OF UTILITIES AND CLEANING EXPENSES on receipt of monthly invoice from Caldera. These charges include charges for Janitorial, Utilities, General, Repair/Maintenance, Management Fees to building owner, Real Estate Taxes and Insurance.

ACCESS Tenant shall allow the building owner and Caldera access at all reasonable times to said premises for the purpose of inspection or to show said premises to prospective purchases, mortgages, or to make necessary repairs or improvements.

SUBLEASE Tenant shall not sell or assign this Lease Agreement or sublease the premises without the written consent of Caldera.

MUNICIPAL REGULATIONS Tenant and Caldera shall comply with all laws, ordinances, public rules and government regulations applicable to said premises or the use thereof.


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ATTORNEY'S FEES In the event of any action or proceeding brought by either party against the other under this agreement, the prevailing party shall be entitled to recover for the fees of its attorneys in such action or proceeding such amount(s) as the court my adjudge as reasonable attorney's fees.

DAMAGE TO PREMISES In the event the premises is damaged by fire or other casualty, the building owner shall have the option to either (1) repair or restore such damage, this agreement continuing in full force and effect, or (2) give notice to Tenant at any time within THIRTY (30) days after such damage terminating this Lease Agreement as of a date to be specified in such notice. In the event of the filing of such notice, this agreement shall expire and all interest of the Tenant in the premises shall terminate.

WAIVER The waiver by Caldera of the breach by Tenant of any term, covenant, or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, or condition herein contained. All parts and portions of this agreement shall be given full force and effect.

HOLDOVER TENANCY Upon termination of this Lease Agreement a month-to-month tenancy shall be in effect. Caldera must terminate a month-to-month tenancy by delivering to the other party ninety (90) days' written notice to vacate.

RULES AND REGULATIONS Tenant shall comply with all state and local laws, the rules shown herein below and any additional rules applicable to the premises which Caldera may deem necessary and which are publicly posted:

      1. No animals or pets of any kind shall be kept or harbored in or about premises without written permission from Caldera.

      2.  All garbage shall be put into appropriate container.

      3.  Tenant shall report defects or needed repairs immediately to Caldera.

      4. Tenants are not permitted access to the roof except in case of emergency.

      5.  Gasoline or any explosive liquid on the premises is prohibited.

PREMISES CONDITION The Tenant acknowledges that inspection of the premises has been made and that said premises are in good condition and fire alarm system is operational. Any exceptions to be noted hereunder. If the Tenant fails to notify Caldera by a written statement within THREE (3) days after occupancy of any deficiencies not previously noted hereunder shall be the conclusive determination of the premises conditions at the time of occupancy. THIS REPORT WILL BE USED TO DETERMINE THE REFUND OF SECURITY DEPOSIT (IF ANY) AT THE END OF YOUR TENANCY.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.

 CALDERA, INC.                          CALDERA SYSTEMS, INC.

 By:  /s/ RAY NOORDA                    By:  /s/ RANSOM H. LOVE
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 Title: Chairman                        Title: President & CEO
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 Date: 12/20/99                         Date: 12/20/99
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